UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bioventus Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 17, 2022

10:00 a.m. (Eastern time)

Meeting to be held virtually

BIOVENTUS INC.

4721 EMPEROR BOULEVARD, STE 100

DURHAM, NORTH CAROLINA 27703

Dear Fellow Stakeholders:

“We have built a foundation of key products and technology-focused areas that we believe enhance our potential to achieve consistent double-digit growth over the coming years... Our diversified, market-leading products coupled with our strong execution will create exceptional stakeholder value and ultimately improve the lives of patients.”

KEN REALI

April 29, 2022

2021 was a transformational year at Bioventus. I am extremely proud of the way our entire organization worked together to strengthen our long-term outlook. We have built a foundation of key products and technology-focused areas that we believe enhance our potential to achieve consistent double-digit growth over the coming years. We are proud of the fact that we expect to impact greater than 600,000 patients this year with our medical devices to help return them to an active and healthy lifestyle.

In February 2022, we marked the one-year anniversary of our initial public offering. Becoming a public company put us on the path to complete our acquisitions of Bioness in March 2021 and Misonix in October 2021. These acquisitions helped us to enhance our scale, leverage our infrastructure and build our three customer focused verticals: Pain Treatments, Restorative Therapies, and Surgical Solutions. Importantly, these verticals cut across the spectrum of orthopedic specialties and leverage key demographic trends that exist in an aging and active population. This strategy has allowed Bioventus to build a diversified business and utilize our strong commercial organization to provide an increasing number of medical devices to our orthopedic customers.

We delivered strong commercial execution and were resilient in our response to the challenging dynamics brought on by the pandemic throughout 2021. We exceeded our initial sales plans, increased our targets throughout the year, and generated significant organic revenue growth. Thanks to the continued hard work and dedication of our entire team, the outlook for Bioventus has never been stronger.

Additionally, this past year we took great strides in developing and enhancing our corporate culture to align with our strategy for growth. Bioventus employees are dedicated to achieving Results, building relationships of mutual trust in a Caring work environment and continuously Learning as we build scale and momentum in our business. We continue to focus on our workforce diversity, equity and inclusion efforts through our Diversity, Equity and Inclusion Council and through the formation of Employee Resource Groups. We believe these programs are critical for us to engage and develop our current employees and recruit future talent, all working together to build a transformative work environment. We also took the opportunity to increase the diversity of our Board of Directors over this past year through the addition of experienced and well qualified individuals who will provide additional strategic guidance to Bioventus.

In closing, I would like to thank you for your continued interest and support of Bioventus. We look forward to building on the energy and momentum from 2021. I am confident in our growth strategy and the ability of our talented team to continue to meet and exceed expectations. Our diversified, market-leading products coupled with our strong execution will create exceptional stakeholder value and ultimately improve the lives of patients.

Sincerely,

Kenneth M. Reali

Chief Executive Officer and Director

Notice of Annual Meeting of Stockholders

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Bioventus Inc. will be held as follows:

Date

Friday, June 17, 2022

Time

10:00 a.m. Eastern time

Where

The 2022 Annual Meeting will be a virtual meeting of stockholders to be held as a live webcast over the Internet at:

www.virtualshareholdermeeting.com/BVS2022

Record Date

April 22, 2022

Holders of our Class A and Class B common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the 2022 Annual Meeting, or any continuation, postponement or adjournment of the 2022 Annual Meeting.

The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Items of Business

1	To elect Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra, and Stavros G. Vizirgianakis as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Proxy Voting

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the internet.

April 29, 2022

By Order of the Board of Directors

Anthony D’Adamio

Senior Vice President, General Counsel and Secretary

Durham, North Carolina

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders
DATE & TIME 10:00 a.m. on Friday, June 17, 2022, Eastern Time VIRTUAL MEETING www.virtualshareholdermeeting.com/BVS2022.	RECORD DATE April 22, 2022 MAILING DATE This proxy statement will be first mailed or made available to stockholders on or about May 4, 2022.

VOTING

Holders of our Class A and Class B common stock (“Common Stock”) as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals to be voted on.

A complete list of holders of record of our Class A common stock and Class B common stock will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting at our principal executive offices at 4721 Emperor Boulevard, Suite 100, Durham, North Carolina 27703. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Voting Matters and Vote Recommendation (page 3)

The following table summarizes the proposals to be considered at the 2022 Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposals	Board Vote Recommendation

Election of Class I Directors	FOR

Ratification of Grant Thornton LLP as our Independent Registered Public Accounting Firm for 2022	FOR

How to Cast Your Vote (page 8)
You can cast your votes by any of the following methods:
INTERNET (www.proxyvote.com) until 11:59 p.m., Eastern Time on Thursday, June 16, 2022	TELEPHONE (1-800-690-6903) until 11:59 p.m., Eastern Time on Thursday, June 16, 2022	MAIL Completing, signing and returning your proxy card or voting instruction card so that it is received by Thursday, June 16, 2022

IN-PERSON	Whether you are a stockholder of record or hold your shares in “street name,” you may participate in and vote online at the 2022 Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2022 Annual Meeting. Instructions on how to attend the 2022 Annual Meeting live over the Internet, and how to vote your shares during the 2022 Annual Meeting, are posted at www.virtualshareholdermeeting.com/BVS2022.

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Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Bioventus Inc. of proxies to be voted at our 2022 Annual Meeting of Stockholders to be held on Friday, June 17, 2022 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/BVS2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.001 par value per share (“Class A common stock”), and Class B common stock, $0.001 par value per share (“Class B common stock” and, together with our Class A common stock, the “Common Stock”), as of the close of business on April 22, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 61,099,995 shares of Class A common stock and 15,786,737 of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 79.5% and 20.5% of the combined voting power of our Common Stock, respectively. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about May 4, 2022 to our stockholders as of the Record Date.

In this proxy statement, “Bioventus”, “Company”, “we”, “us”, and “our” refer to Bioventus Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 17, 2022.

This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/. To view these materials please have your 16-digit control number(s) available that is included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra and Stavros G. Vizirgianakis as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board of Directors

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. You may also

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PROXY STATEMENT

vote your shares online at the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the election of Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra and Stavros G. Vizirgianakis as Class I Directors; and

•	FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

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Information About this Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Bioventus’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Bioventus is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about May 4, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Forward-Looking Statements. This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning Bioventus’s future growth, benefits of acquisitions, strategy and expected customers. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this proxy statement include, but are not limited to, the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to recognize the benefits of our investments; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the period ended December 31, 2021, and as such factors may be further updated from time to time in Bioventus’ other filings with the

BIOVENTUS  •  2022 Proxy Statement    5

INFORMATION ABOUT THIS PROXY STATEMENT

SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this proxy statement due to the risks and uncertainties inherent in the Company’s business.

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Questions and Answers About the 2022 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 22, 2022. You are entitled to vote at the Annual Meeting only if you were a holder of record of the Company’s Common Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 61,099,995 shares of Class A common stock and 15,786,737 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. If you are a record holder, your set of Proxy Materials has been sent to you directly by us.

Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. Proxy Materials have been forwarded to you by that organization if your shares are held in “street name.”

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/BVS2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

Bioventus has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a Bioventus stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BVS2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you may visit www.virtualshareholdermeeting.com/BVS2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, either (i) the person presiding over the meeting or (ii) or if directed to be voted on by the person presiding over the meeting, a majority in voting power of the stockholders entitled to vote at the meeting, present electronically or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 16, 2022. Mailed proxy cards must be received by June 16, 2022 in order to be counted at the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in “street name,” you may visit www.virtualshareholdermeeting.com/BVS2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

What if I lose my 16-digit control number?

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone

•	by giving written notice of revocation to the Secretary of Bioventus prior to the Annual Meeting; or

•	by voting online during the Annual Meeting by going to www.virtualshareholdermeeting.com/BVS2022.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions and vote by visiting www.virtualshareholdermeeting.com/BVS2022 by following the instructions above. Additionally, as part of our effort to maintain a safe and healthy environment for our stockholders, directors and members of management who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. Stockholders will have the same rights and opportunities to participate at the Annual Meeting as they would at an in-person meeting.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We encourage stockholders to log into the virtual Annual Meeting beginning 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/BVS2022.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, for up to fifteen (15) minutes following the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to one question in order to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Grant Thornton as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Grant Thornton.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled, but not obligated, to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

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Proposals to be Voted on

Proposal 1: Election of Directors

At the Annual Meeting, four (4) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra and Stavros G. Vizirgianakis; the current Class II Directors are Patrick J. Beyer, William A. Hawkins, Susan M. Stalnecker and Mary Kay Ladone; and the current Class III Directors are Kenneth M. Reali, Philip G. Cowdy and Martin P. Sutter. Our Board has nominated all of the current Class I Directors, Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra and Stavros G. Vizirgianakis, for re-election at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

In connection with the initial public offering of our Class A common stock in February 2021 (the “IPO”), we entered into a Stockholders Agreement with certain stockholders of the Company (the “Stockholders Agreement”) and our subsidiary, Bioventus LLC (“BV LLC”). Under the Stockholders Agreement, the Essex Stockholders (as defined in the Stockholders Agreement) have designated Messrs. Neels and Sutter and the S+N Stockholders (as defined in the Stockholders Agreement) have designated Mr. Cowdy for election to our Board. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement will significantly influence the election of directors. For more information, see “Certain Relationships and Related Person Transactions—Stockholders Agreement”.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class I Directors of the persons whose name and biography appear below. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

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PROPOSALS TO BE VOTED ON

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

CLASS I DIRECTOR NOMINEES (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Bioventus
Michelle McMurry-Heath	52	2022	Director
Guido J. Neels	73	2020	Director
Guy P. Nohra	61	2020	Director
Stavros G. Vizirgianakis	51	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Age 52 Director Since 2022 Committee Memberships • Compliance, Ethics and Culture • Nominating and Corporate Governance

Michelle McMurry-Heath

Professional Highlights

Michelle McMurry-Heath has served as a member of our Board since January 2022. Dr. McMurry-Heath has served as President and Chief Operating Officer of the Biotechnology Innovation Organization, a membership and advocacy organization focused on improving biotech research and applying biotech innovations to major healthcare challenges, since 2020. She previously served as Vice President, External Innovation, Global Leader for Regulatory Science and Executive Director of Scientific Partnerships for JLABS@DC, a division of Johnson & Johnson (“J&J”), a manufacturer of medical devices, pharmaceuticals and consumer goods, from 2019 to 2020. Dr. McMurry-Heath joined J&J in 2014, serving as its Worldwide Vice President and Global Head, Regulatory Affairs from 2014 to 2017 and later adding responsibilities for the company’s International Clinical Evidence and Strategic Operations from 2017 to 2019. Prior to that, she served as Associate Center Director for Science, Center for Devices and Radiological Health at the U.S. Food and Drug Administration from 2010 to 2014. From 2005 to 2010, Dr. McMurry-Heath was Director of the Health, Biomedical Science and Society Policy Program at the Aspen Institute. Dr.. McMurry-Heath began her career as a Senior Policy Advisor for Senator Joseph Lieberman for Health, Social, and Biomedical Innovation Policy from 2001 to 2004. She later served as a Robert Wood Johnson Health and Society Scholar at the University of California, San Francisco and Berkeley from 2004 to 2005 and a Mcarthur Fellow, Global Health for the Council on Foreign Relations from 2004 to 2006. Dr. McMurry-Heath has an MD/PhD in Immunology from Duke University and received an AB in Biochemistry from Harvard University.

Other Relevant Experience

Dr. McMurry-Heath’s significant dynamic policy, regulatory, commercial health care and advocacy experience make her qualified to serve on the Board.

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PROPOSALS TO BE VOTED ON

Age 73 Director Since 2020 Committee Memberships • Compensation

Guido J. Neels

Professional Highlights

Guido J. Neels has served as a member of our Board since 2020. Mr. Neels has been with EW Healthcare Partners (formerly Essex Woodlands), a healthcare growth equity and venture capital firm, since August 2006, where he has served as Operating Partner since 2013. Prior to joining EW Healthcare Partners, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels served as a member of the board of managers of BV LLC from May 2012 until the time of our IPO. Mr. Neels also currently serves on the board of directors of Axogen, Inc. and is a member of its compensation committee. Mr. Neels previously served on the board of directors of Endologix, Inc. from December 2010 to June 2019 and on the board of directors of Entellus Medical from November 2009 to February 2018, each of which is a public company. Mr. Neels holds a Master in Business Administration from the Stanford University Graduate School of Business and received his Business Engineering degree from the University of Leuven in Belgium.

Other Relevant Experience

Mr. Neels is qualified to serve on our Board because of his experience in the industry, familiarity with serving on the boards of public companies and his knowledge of our business.

Age 61 Director Since 2020 Committee Memberships • Compensation (Chair)

Guy P. Nohra

Professional Highlights

Guy P. Nohra has served as a member of our Board since 2020. In March 1996, Mr. Nohra co-founded Alta Partners, a life sciences venture capital firm, and he has since been involved in the funding and development of numerous medical technology and life sciences companies. Mr. Nohra served as a member of the board of managers of BV LLC from May 2012 until the time of our IPO. Mr. Nohra currently serves as a member of the board of directors of Spiral Therapeutics, Inc., a private life sciences company. He also previously served on the board of directors of various public companies, including ATS Medical, Inc., Cutera, Inc., AcelRx Pharmaceuticals, Inc., and ZS Pharma, as well as several private companies, including Bionure, Inc., Sanifit Therapeutics S.A., Carbylan Biosurgery, Inc., Cerenis Therapeutics, Coapt Systems, Paracor Medical, Inc. and PneumRx. Mr. Nohra holds a Master in Business Administration from the University of Chicago and received his Bachelor of Arts in History from Stanford University.

Other Relevant Experience

Mr. Nohra is qualified to serve on our Board because of his extensive experience in the life sciences industry, his investment and development experience, and his service as a director of other life sciences companies.

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PROPOSALS TO BE VOTED ON

Age 51 Director Since 2021 Committee Memberships • N/A

Stavros G. Vizirgianakis

Professional Highlights

Mr. Vizirgianakis has served as a member of our Board since October 2021. Mr. Vizirgianakis is the former Chief Executive Officer of Misonix, Inc. (“Misonix”), a medical device company that we acquired in 2021. Mr. Vizirgianakis has a distinguished career in the medical devices field having worked for United States Surgical Corporation as director of sales for sub-Saharan Africa and later Tyco Healthcare in the capacity of General Manager South Africa. In 2006, Mr. Vizirgianakis co-founded Surgical Innovations, which has become one of the largest privately owned medical device distributors in the African region, and now part of the Johannesburg Stock Exchange listed entity Ascendis Health. In that capacity, he acted as a distributor of the company’s products. Mr. Vizirgianakis was Managing Director of Ascendis Medical from January 2014 through July 2016. Mr. Vizirgianakis served as the President and Chief Executive Officer of Misonix from September 2016 through October 2021. He also served on the board of Tenaxis Medical and is a strategic investor and advisor to numerous medical device startups and established companies in this field. Mr. Vizirgianakis has a Degree in Commerce from the University of South Africa.

Other Relevant Experience

Mr. Vizirgianakis was selected to serve on our Board due to his familiarity with Misonix products and his experience as a leader of a public company.

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PROPOSALS TO BE VOTED ON

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Bioventus
Patrick J. Beyer	55	2021	Director
William A. Hawkins	68	2020	Chairperson
Susan M. Stalnecker	69	2020	Director
Mary Kay Ladone	55	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Age 55 Director Since 2021 Committee Memberships • Audit

Patrick J. Beyer

Professional Highlights

Patrick J. Beyer has served as a member of our Board since October 2021. Mr. Beyer is the President of International and Global Orthopedics for ConMed Corporation, a publicly held medical technology company, a position in which he has served since October 2020. He previously served as President of ConMed International from December 2014 to October 2020. Prior to joining ConMed, Mr. Beyer served as Chief Executive Officer of ICNet, a privately held infectious control software company from 2010 to 2014 when the company was sold. Prior to this, he spent 21 years at Stryker Corporation where he led Stryker Europe from 2005 to 2009; Stryker UK, South Africa and Ireland from 2002 to 2005 and Stryker Medical from 1999 to 2002. Mr. Beyer previously served on the board of directors of Misonix, Inc. from May 2021 to October 2021, where he was a member of its audit committee. Mr. Beyer graduated from Kalamazoo College with a BA in Economics, Western Michigan University with an MBA in Finance and Harvard Business School’s Advanced Management Program.

Other Relevant Experience

Mr. Beyer was selected to serve on our Board because of his extensive healthcare and public company experience.

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PROPOSALS TO BE VOTED ON

Age 68 Chair Person Since 2020 Committee Memberships • Compliance, Ethics and Culture (Chair)

William A. Hawkins

Professional Highlights

William A. Hawkins served as a member of our Board since 2020 and as Chairperson of our Board since 2020. Mr. Hawkins is a Senior Advisor to EW Healthcare Partners, a leading private equity firm investing in life sciences. From October 2011 to July 2015, Mr. Hawkins served as President and Chief Executive Officer of Immucor, Inc., a leading provider of transfusion and transplantation diagnostic products worldwide. Prior to that, Mr. Hawkins served in positions of increasing responsibility at Medtronic, Inc., a prominent medical technology company, from January 2002 to June 2011, most recently serving as its Chief Executive Officer from November 2007 to June 2011. Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation, a global leader in the field of vascular brachytherapy, from 1988 to 2002 and has also held several senior leadership positions at American Home Products (now known as Wyeth, LLC), Johnson & Johnson, Guidant Corp. and Eli Lilly and Co. Mr. Hawkins served as a member of the board of managers of BV LLC from January 2016 until the time of our IPO. Mr. Hawkins also currently serves on the board of directors of Biogen Inc. and MiMedx Group Inc., each a public biopharmaceutical company; and Baebies, Inc., Cirtec Medical Corp., Immucor, Inc. and Virtue Labs, LLC, each a privately-held life science company. Mr. Hawkins serves on the audit committee of Biogen and the ethics and compliance committee of MiMedx. Mr. Hawkins previously served on the Board of Directors of Avanos Medical, Inc. from 2015 to April 2021. Mr. Hawkins was elected to the Duke University Board of Trustees in 2011 and currently serves as its Vice Chairman. Mr. Hawkins is also Chair of the Duke University Health System board of directors and a member of the board of directors of the North Carolina Biotechnology Center and the Focused Ultrasound Foundation Society. Mr. Hawkins holds a Master of Business Administration from the University of Virginia Darden School of Business and received a Bachelor of Science in electrical and biomedical engineering from Duke University.

Other Relevant Experience

Mr. Hawkins is qualified to serve on our Board because of his experience in and knowledge of the life science industry.

Age 61 Director Since 2020 Committee Memberships • Audit (Chair) • Compliance, Ethics and Culture

Susan Stalnecker

Professional Highlights

Susan M. Stalnecker has served as a member of our Board since 2020. Ms. Stalnecker has been a Senior Advisor at Boston Consulting Group, a global management consulting firm, since March 2016. Ms. Stalnecker served as Vice President of E.I. duPont de Nemours and Co. (now known as DuPont de Nemours, Inc., or DuPont), a diversified science and innovations public company and leader in the fields of healthcare, electronics and transportation, from December 1976 until she retired in 2016. During her nearly 40-year career at DuPont, Ms. Stalnecker served in several senior leadership roles including Vice President, Treasurer & M&A; Vice President, Risk Management; Vice President, Government and Consumer Markets; and Vice President, Productivity & Shared Services. Ms. Stalnecker served as a member of the board of managers of BV LLC from November 2018 until the time of our IPO. Ms. Stalnecker also currently serves on the board of directors of Leidos Holding, Inc. and Optimum Funds McQuairie, and serves on the Board of Trustees of the Duke Health System. She also serves on the audit & finance committee of Leidos Inc., the audit committee of Optimum Funds McQuairie and the compliance, audit & finance committees of the Duke Health System. Ms. Stalnecker holds a Master of Business Administration from The Wharton School of the University of Pennsylvania and received her Bachelor of Arts from Duke University.

Other Relevant Experience

Ms. Stalnecker is qualified to serve on our Board because of her extensive experience as a financial expert, her investment experience, and her service as a director of other public companies.

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PROPOSALS TO BE VOTED ON

Age 55 Director Since 2021 Committee Memberships • Audit • Compensation

Mary Kay Ladone

Professional Highlights

Mary Kay Ladone has served as a member of our Board since 2021. Ms. Ladone served as Senior Vice President, Corporate Development, Strategy and Investor Relations, of Hill-Rom Holdings, Inc. (“Hill-Rom”), a medical technology provider, from December 2018 to December 2021. Ms. Ladone previously served as Hill-Rom’s Vice President, Investor Relations, from July 2016 to December 2018. Ms. Ladone served as Senior Vice President, Investor Relations, of Baxalta Inc. from 2015 to 2016 before joining Hill-Rom. Prior to Baxalta Inc., Ms. Ladone served in a variety of senior finance, business development and investor relations roles for Baxter International, Inc. Since March 2022, Ms. Ladone has also served on the board of directors of Inogen Inc., a private supplemental oxygen therapies provider, where she is a member of the audit and compensation committees. Ms. Ladone holds a Bachelor of Arts in Finance and Economics from the University of Notre Dame. Ms. Ladone was selected to serve on our Board due to her significant finance and investor relations experience at large healthcare companies.

Other Relevant Experience

Ms. Ladone’s significant finance and investor relations experience at large healthcare companies qualify her to serve on our Board.

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PROPOSALS TO BE VOTED ON

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Bioventus
Kenneth M. Reali	56	2020	Chief Executive Officer and Director
Philip G. Cowdy	55	2020	Director
Martin P. Sutter	67	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Age 56 Chief Executive Officer and Director Since 2020 Committee Memberships • N/A

Kenneth M. Reali

Professional Highlights

Kenneth M. Reali has served as our Chief Executive Officer since April 2020 and as a member of our Board since September 2020. Mr. Reali previously served as President and Chief Executive Officer of Clinical Innovations, LLC, a medical device company focused on advancing woman’s healthcare, from June 2015 until its successful sale on February 12, 2020. In this role, Mr. Reali led the company through two successful acquisitions by a private equity firm in October 2017 and later to a leading diagnostic and therapeutic medical technology company in February 2020. Prior to joining Clinical Innovations, LLC, Mr. Reali also served as the President and CEO of Baxano Surgical, Inc., a medical device company, from January 2010 until February 2015, leading its turn-around out of bankruptcy. Mr. Reali also held positions of increasing responsibility at several medical device companies, including Biomet, Inc. (now known as Zimmer Biomet) and Stryker Corporation. Mr. Reali also served as Senior Vice President and General Manager within the Biologics and Clinical Therapies business of Smith & Nephew plc from May 2005 to January 2010, a division which was later spun out to become BV LLC. Mr. Reali served as a member of the board of managers of BV LLC from April 2020 until the time of our IPO. Mr. Reali also currently serves as a member of the board of directors of the Advanced Medical Technology Association, or AdvaMed, an American medical device trade association, and DYSIS Medical Ltd., a medical device company focused on the noninvasive, in-vivo detection of cancerous and pre-cancerous lesions. Mr. Reali also serves on the ethics and health care compliance committee of AdvaMed. Mr. Reali also served from 2015 to December 2021 as a member of the board of directors of Ossio, Ltd. an orthopedic device company, where he was a member of the compensation committee. Mr. Reali holds a Bachelor of Science in Business Administration from Valparaiso University.

Other Relevant Experience

Mr. Reali is qualified to serve on our Board because of his vast skills and experience in the medical device industry, his role as our Chief Executive Officer and his extensive knowledge of the Company.

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PROPOSALS TO BE VOTED ON

Age 55 Director Since 2020 Committee Memberships • Nominating and Corporate Governance

Philip G. Cowdy

Professional Highlights

Philip G. Cowdy has served as a member of our Board since 2020. Mr. Cowdy has served as the Chief Business Development and Corporate Affairs Officer for Smith & Nephew plc, a medical equipment manufacturing company, since 2018. Since joining Smith & Nephew plc in June 2008, he has also served as Executive Vice President of Business Development and Corporate Affairs, Head of Corporate Affairs and Strategic Planning, Group Director of Corporate Affairs and Director of Investor Relations. Prior to joining Smith & Nephew plc, Mr. Cowdy served as a Senior Director at Deutsche Bank for 13 years, providing corporate finance and equity capital markets advice to a variety of UK-based companies. Mr. Cowdy served as a member of the board of managers of BV LLC from January 2012 to October 2017 and again from July 2018 until the time of our IPO. Mr. Cowdy received his Bachelor of Science in Natural Sciences from Durham University (UK) and is a qualified chartered accountant.

Other Relevant Experience

Mr. Cowdy is qualified to serve on our Board because of his experience in the industry, his finance experience, and his knowledge of the Company.

Age 67 Director Since 2020 Committee Memberships • Nominating and Corporate Governance (Chair)

Martin P. Sutter

Professional Highlights

Martin P. Sutter has served as a member of our Board since 2020. Mr. Sutter is one of the two founding Managing Directors of EW Healthcare Partners (previously known as Essex Woodlands), one of the oldest and largest life sciences and healthcare focused growth equity and venture capital firms, which he formed in 1985. Mr. Sutter has more than 35 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter served as a member of the board of managers of BV LLC from May 2012 until the time of our IPO. Mr. Sutter also currently serves on the board of directors of Abiomed, Inc., a publicly traded medical device company, MiMedx Group, Inc., a publicly traded regenerative medicine life sciences company, and Prolacta Biosciences, Inc., a privately held life sciences company. Mr. Sutter has also previously served on the board of directors of Tissue Tech, Inc. and Suneva Medical, Inc. Mr. Sutter currently serves on the compensation and nominating and governance committees of Abiomed, Inc., MiMedx Group, Inc. and Prolacta Biosciences, Inc. Mr. Sutter holds a Master of Business Administration from the University of Houston and received his Bachelor of Science from Louisiana State University.

Other Relevant Experience

Mr. Sutter was selected to serve on our Board because of his extensive experience in the life sciences industry, his investment experience, and his service as a director of other life sciences companies.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit and Risk Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Grant Thornton is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Grant Thornton also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Grant Thornton is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

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PROPOSALS TO BE VOTED ON

In the event that the appointment of Grant Thornton is not ratified by the stockholders, the Audit and Risk Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of Grant Thornton is ratified, the Audit and Risk Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of GRANT THORNTON as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

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Report of the Audit and Risk Committee of the Board of Directors

The Audit and Risk Committee has reviewed Bioventus Inc.’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and Bioventus Inc.’s independent registered public accounting firm. The Audit and Risk Committee has also received from, and discussed with, Bioventus Inc.’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit and Risk Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.

Bioventus Inc.’s independent registered public accounting firm also provided the Audit and Risk Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Bioventus Inc., including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence. In addition, the Audit and Risk Committee discussed with the independent registered public accounting firm its independence from Bioventus Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bioventus Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Patrick J. Beyer

Mary Kay Ladone

Susan M. Stalnecker

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Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes fees paid or billed to us by our independent registered public accounting firm, Grant Thornton, in connection with various services for each of the last two fiscal years.

	2021	2020
Audit Fees(1)	$1,552	$1,081
Audit-Related Fees(2)	—	614
Tax Fees(3)	—	—
All Other Fees(4)	—	2

(1)

Audit fees are for services related to the annual audit of the Company’s consolidated financial statements, including the interim reviews of the Company’s quarterly financial statements, statutory audits of the Company’s foreign subsidiaries and consultations on accounting matters.

(2)	Audit-related fees are related to audits of the Company’s employee benefit plans and due diligence services in connection with acquisitions.

(3)	Tax fees are for domestic and international tax compliance and advisory services.

(4)	All other fees are primarily for subscriptions to online research tools and training courses for professional qualifications.

Pre-approval policy and procedures

The Audit and Risk Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures pursuant to which audit and permissible non-audit services proposed to be provided by Grant Thornton may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Grant Thornton to render any audit, audit-related, tax or other service unless the service is either (i) explicitly approved by the Audit and Risk Committee (specific pre-approval) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (general pre-approval). Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Risk Committee, or by a designated member of the Audit and Risk Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval.

Pre-approval fee levels or budgeted amounts for all services to be provided by Grant Thornton are established annually by the Audit and Risk Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit and Risk Committee. For each fiscal year, the Audit and Risk Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for services classified as all other services.

Other than with respect to the annual audit of the Company’s consolidated financial statements, the chairperson of the Audit and Risk Committee is delegated the authority to pre-approve other audit services and all other services.

The Audit and Risk Committee monitors the performance of all services provided by Grant Thornton and determines whether such services are in compliance with this Pre-Approval Policy.

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Executive Officers

The following table sets forth the name, age and position(s) of each of our executive officers as of April 29, 2022:

Name	Age	Position(s)
Executive Officers
Kenneth M. Reali	56	Chief Executive Officer and Director
Mark Singleton	53	Senior Vice President and Chief Financial Officer
John E. Nosenzo	64	Chief Commercial Officer
Anthony D’Adamio	61	Senior Vice President and General Counsel
Katrina Church	60	Senior Vice President and Chief Compliance Officer
Alessandra Pavesio	55	Senior Vice President and Chief Science Officer

Mark Singleton has served as our Senior Vice President and Chief Financial Officer since March 2022. Previously, Mr. Singleton served as Vice President of Finance, Americas Strategic Business Units at Teleflex Inc. (“Teleflex”), a provider of specialty medical devices, from February 2021 to March 2022 and previously served as Teleflex’s Vice President of Finance, Vascular Strategic Business Unit from 2014 to 2020. Prior to Teleflex, Mr. Singleton held multiple leadership roles at Lenovo Group Limited, a multinational technology company, including as Executive Director, Think Business Group Chief Financial Officer (2013-2014), Executive Director, Western Europe Chief Financial Officer (2011-2012), Executive Director, North America Chief Financial Officer (2007-2011) and Director, U.S. Finance Manager (2005-2007). Mr. Singleton received his Bachelor of Science from Purdue University and his Master’s of Business Administration from Duke University, Fuqua School of Business.

John E. Nosenzo has served as our Chief Commercial Officer since February 2017. Prior to joining us, Mr. Nosenzo served as Senior Vice President, Global Customer Operations at Beckman Coulter Diagnostics, a global leader in clinical diagnostics, from September 2011 to February 2017. From May 2010 to September 2011, Mr. Nosenzo was Senior Vice President, Customer Relations Management for Siemens Healthcare (now known as Siemens Healthineers AG), a clinical diagnostic services and therapeutic systems company, where he developed and implemented sales plans for their multi-billion dollar healthcare imaging and healthcare IT commercial organizations. Mr. Nosenzo’s earlier career also includes senior positions at Quest Diagnostics and Bayer Healthcare LLC’s Diagnostics Division (now known as Siemens Healthcare Diagnostics). Mr. Nosenzo currently serves as a member of the board of directors of Spectral Medical Inc. Mr. Nosenzo holds a Master of Business Administration in marketing and management from Adelphi University and received his Bachelor of Science in pharmacy from St. John’s University.

Anthony D’Adamio has served as our Senior Vice President and General Counsel since August 2017. Previously, Mr. D’Adamio was General Counsel and Secretary at Siemens Healthcare (now known as Siemens Healthineers AG) from January 2010 to August 2017 and served as Deputy General Counsel and Secretary of Siemens Healthcare Diagnostics from January 2007 to January 2010. Prior to that, Mr. D’Adamio was Senior Counsel within the Diagnostics Division of Bayer Healthcare LLC (now known as Siemens Healthcare Diagnostics) from January 2001 to December 2006. Mr. D’Adamio began his legal career at the law firm of Bond, Schoeneck & King before taking corporate legal positions with companies within the health insurance, pharmaceutical and biotechnology industries, including Group Health Incorporated, Quest Diagnostics and Covance Inc. Mr. D’Adamio holds a Juris Doctor, cum laude, from Howard University School of Law and a Bachelor of Arts from the State University of New York at Binghamton.

Katrina Church has served as our Chief Compliance Officer since August 2020. Prior to joining us, Ms. Church served in corporate counsel and compliance roles within the Merz Group of companies, most recently as Global Compliance Officer for Merz Pharma GmbH & Co KGaA, a privately-held pharmaceutical company, from March 2015 to August 2020. From June 1998 to December 2008, Ms. Church was Executive Vice President and General Counsel of Connetics Corporation, a specialty pharmaceutical company that was acquired by Stiefel Laboratories, Inc. in 2008. Ms. Church began her career as an attorney at Hopkins & Carley, a San Jose-based law firm. In 2020, Ms. Church was nominated for several industry awards for compliance

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EXECUTIVE OFFICERS

training and received the 2020 Women in Compliance Award for “Most Impactful Compliance Training Programme of the Year” and the Brandon Hall 2020 Gold Medal for Excellence in Training. Ms. Church holds a Juris Doctor from New York University School of Law and a Bachelor of Arts in Comparative Literature, magna cum laude, from Duke University.

Alessandra Pavesio has served as our Senior Vice President and Chief Science Officer since August 2013. Previously, Ms. Pavesio managed the Boston University Coulter Translational Partnership, a foundation-sponsored research program designed to enhance clinical impact and wealth creation through the development and transfer of innovative intellectual properties from university laboratories to commercial practice, from January 2012 to July 2013. From January 2010 to December 2011, Ms. Pavesio was Vice President of Research & Development at Anika Therapeutics, Inc., an integrated orthopedic medicines company. Prior to that, Ms. Pavesio served as Director of Research and Development at Fidia Advanced Biopolymers, s.r.l. (now known as Anika Therapeutics, Inc.), from May 1991 to December 2009. Ms. Pavesio is the co-author of numerous peer reviewed publications and more than 15 patented inventions on hyaluronan based and biologics technologies. In the European Union, she has also served as chairperson of international regenerative medicine technology platforms and government advisory councils on innovation. Ms. Pavesio holds a Master’s degree in Medicinal Chemistry, magna cum laude, from the University of Turin in Italy.

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Corporate Governance

General

Our business and affairs are managed under the direction of our board of directors. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Compliance and Ethics, and charters for our Audit and Risk Committee, Compensation Committee, Compliance, Ethics and Culture Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Compliance and Ethics in the “Documents and Charters” section under the “Corporate Governance” section of the “Investors” page of our website located at www.bioventus.com, or by writing to our Secretary at our offices at 4721 Emperor Blvd., Ste. 100, Durham, North Carolina 27703.

Board Composition

As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Michelle McMurry-Heath, Guido J. Neels, Guy P. Nohra and Stavros G. Vizirgianakis; the current Class II Directors are Patrick J. Beyer, William A. Hawkins, Susan M. Stalnecker and Mary Kay Ladone; and the current Class III Directors are Kenneth M. Reali, Philip G. Cowdy and Martin P. Sutter.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the Stockholders Agreement, the authorized number of directors may be changed from time to time by the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

Below is a matrix of the Board’s diversity as of April 29, 2022:

Board Diversity Matrix (as of April 29, 2022)
Total Number of Directors	11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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CORPORATE GOVERNANCE

Director Independence

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board has affirmatively determined that Mr. Beyer, Mr. Hawkins, Mr. Cowdy, Ms. Ladone, Dr. McMurry-Heath, Mr. Neels, Mr. Nohra, Mr. Sutter, Ms. Stalnecker and Mr. Vizirgianakis are each an “independent director,” as defined under the rules of Nasdaq Stock Market LLC (the “Nasdaq Rules”). During the year ended December 31, 2021, David J. Parker also served on the Board, during which time the Board determined that Mr. Parker was an “independent director” under the Nasdaq Rules. In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each director, and the transactions involving them described in the section “Certain Relationships and Related Person Transactions” below.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee has retained Russell Reynolds Associates to help identify and evaluate qualified director candidates. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Michelle McMurry-Heath was recommended to serve on our Board by William Hawkins. Guido J. Neels was designated to serve on our Board by the Essex Stockholders and Guy P. Nohra was recommended to serve on our Board by the Essex Stockholders. Stavros G. Vizirgianakis was designated to serve on our Board by Misonix in accordance with the Agreement and Plan of Merger, dated July 29, 2021, pursuant to which we acquired Misonix.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Bioventus Inc., 4721 Emperor Blvd. Ste. 100, Durham, North Carolina 27703. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

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CORPORATE GOVERNANCE

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to the Board or individual directors, as applicable, if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Bioventus Inc., 4721 Emperor Blvd. Ste. 100, Durham, North Carolina 27703.

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Hawkins serving as Chairman of the Board and Mr. Reali serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it allows Mr. Reali to focus on the day-to-day operation of our business and allows Mr. Hawkins to focus on Board-related matters. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors of the Board may elect a Lead Director whose responsibilities would include: presiding over all meetings of the Board of Directors at which the Chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. Our Corporate Governance Guidelines further provide the flexibility for our Board of Directors to modify our leadership structure in the future as it deems appropriate. We currently do not have a Lead Director as our Chairman qualifies as an independent director.

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors has delegated to the Audit and Risk Committee oversight of the Company’s enterprise risk assessment and management processes, including oversight of the Company’s financial and cybersecurity risks. Management quarterly presents to the Audit and Risk Committee on cyber and information security. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Compliance, Ethics and Culture Committee is responsible for oversight of legal, compliance, and regulatory risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

Code of Compliance and Ethics

We have a written Code of Compliance and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code is posted on our website, www.bioventus.com under the “Corporate Governance” section of our “Investors” page. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity

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CORPORATE GOVERNANCE

securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. This policy applies whether such securities were granted as compensation or are otherwise held, directly or indirectly by the applicable individual or entity.

Attendance by Members of the Board of Directors at Meetings

There were 10 meetings of the Board of Directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.bioventus.com (in “Documents & Charters” under the “Corporate Governance” section of the “Investors” page), a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

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Committees of the Board

Our Board has established four standing committees—Audit and Risk, Compensation, Compliance, Ethics and Culture and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons as of April 29, 2022, are set forth in the following chart.

Name	Audit	Compensation	Compliance, Ethics and Culture	Nominating and Corporate Governance

Patrick J. Beyer	X

Philip G. Cowdy				X

William A. Hawkins			Chair

Michelle McMurry-Heath			X	X

Guido J. Neels		X

Mary Kay Ladone	X	X

Susan M. Stalnecker	Chair		X

Guy P. Nohra		Chair

Martin P. Sutter				Chair

Audit and Risk Committee and audit committee financial expert

We have a separately designated standing Audit and Risk Committee which consists of Patrick J. Beyer, Mary Kay Ladone and Susan M. Stalnecker, with Susan M. Stalnecker serving as chair. Each of the members of our Audit and Risk Committee meet the definition of “independent director” under the Nasdaq Rules, including those related to audit committee membership, and under Rule 10A-3 promulgated under the Exchange Act. In addition, our Board has determined that Susan M. Stalnecker qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that each member of the Audit and Risk Committee is able to read and understand fundamental financial statements.

Our Audit and Risk Committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;

•	overseeing the Company’s enterprise risk assessment and management processes;

•	overseeing the performance of the Company’s internal audit function;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	periodically reviewing our investment policy; and

•	preparing the audit committee report required by the SEC rules (which is included on page 22 of this proxy statement).

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COMMITTEES OF THE BOARD

The Audit and Risk Committee charter is available on our website, located at www.bioventus.com, in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page of our website.

The Audit and Risk Committee met 8 times in 2021.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. The members of our Compensation Committee are Guido J. Neels, Mary Kay Ladone and Guy P. Nohra, with Guy P. Nohra serving as Chair. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.bioventus.com in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee has engaged Radford, a subdivision of AON Consulting, Inc., a compensation consulting firm (“Radford”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process in 2021, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The Compensation Committee met 6 times during 2021.

Compliance, Ethics and Culture Committee

Our Compliance, Ethics and Culture Committee’s responsibilities include:

•	overseeing and maintaining an open line of communication with the Chief Compliance Officer;

•	reviewing, approving and overseeing the implementation of the annual Global Compliance Program; and

•	overseeing the Company’s product quality management system.

The Compliance, Ethics and Culture Committee charter is available on our website, www.bioventus.com, in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page. The members of our Compliance, Ethics and Culture Committee are William A. Hawkins, Michelle McMurry-Heath and Susan Stalnecker, with William A. Hawkins serving as Chair.

The Compliance, Ethics and Culture Committee met 4 times in 2021.

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COMMITTEES OF THE BOARD

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to be appointed to each board committee;

•	reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines; and

•	overseeing a periodic evaluation of the Board.

The Nominating and Corporate Governance Committee charter is available on our website, www.bioventus.com, in “Documents and Charters” under the “Corporate Governance” section of the “Investors” page. The members of our Nominating and Corporate Governance Committee are Michelle McMurry-Heath, Philip G. Cowdy and Martin P. Sutter, with Martin P. Sutter serving as Chair. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or to consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met 6 times in 2021.

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Executive and Director Compensation

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2021 Summary compensation table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Kenneth M. Reali, Chief Executive Officer;

•	Gregory O. Anglum, Former Senior Vice President & Chief Financial Officer; and

•	John E. Nosenzo, Senior Vice President & Chief Commercial Officer.

Mr. Anglum’s employment was terminated effective as of April 1, 2022.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)

Kenneth M. Reali	2021	$690,452	$—		$—		$10,844,129	(6)	$1,057,517	$26,785	(9)	$12,618,883
Chief Executive Officer	2020	428,135	9,282	(3)	4,111,191	(7)	38,631	(8)	426,634	277,719	(10)	5,291,592

Gregory O. Anglum	2021	425,493	100	(4)	1,532,621	(8)	1,472,070	(6)	262,025	26,491	(9)	3,718,800
Former Senior Vice President & Chief Financial Officer	2020	381,044	2,793	(3)	—		—		178,471	22,392	(10)	584,700

John E. Nosenzo	2021	534,302	260,000	(4)	1,640,877	(6)	716,562	(6)	631,005	24,270	(9)	3,807,016
Senior Vice President & Chief Commercial Officer	2020	504,893	21,778	(5)	—		—		357,646	22,959	(10)	907,276

(1)	Amounts reflect annual base salary earned with respect to 2020 and 2021.

(2)

Amounts reflect the annual performance-based cash incentives earned by our named executive officers in 2020 and 2021 based on achievement of corporate and personal performance objectives as set forth in the 2020 and 2021 Executive Annual Incentive Plan – Non Commercial or the 2020 and 2021 Executive Annual Incentive Plan – Chief Commercial Officer, as applicable.

(3)

Amounts reflect discretionary “make whole” bonuses paid to all employees who earned performance-based cash incentives under the 2020 Annual Incentive Plan in amounts equal to the additional cash incentives that would have otherwise been paid under such plan had salaries not been reduced in connection with the COVID-19 pandemic.

(4)

Amount reflects (i) a milestone award received by Mr. Anglum in recognition of his years of service and (ii) payments received under our retention plan with Mr. Nosenzo, as described below under “—Retention Plan”.

(5)

Amount reflects a discretionary “make whole” bonus paid to Mr. Nosenzo in respect of his performance-based cash incentive under the 2020 Executive Annual Incentive Plan – Chief Commercial Officer in an amount equal to (i) the additional cash incentive that he would have otherwise been paid under such plan had his salary not been reduced in connection with the COVID-19 pandemic and (ii) in recognition of his sales efforts during the COVID-19 pandemic, the additional cash incentive that he would have been paid had he been a participant in the 2020 Executive Annual Incentive Plan – Non Commercial.

(6)

Amounts reflect the aggregate grant-date fair value of the restricted stock unit and option awards granted during 2021, computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 8 – Stock/Equity-Based Compensation to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the restricted stock units or stock options, the exercise of the stock options, or the sale of the common stock underlying such restricted stock units or stock options.

(7)

Amount reflects the aggregate grant date fair value of phantom profits interests granted to Mr. Reali during the year ended December 31, 2020 computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8 – Stock/Equity-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

.

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EXECUTIVE AND DIRECTOR COMPENSATION

(8)

Amount reflects the aggregate grant date fair value of options granted to Mr. Reali during the year ended December 31, 2020 computed using a Black-Scholes calculation in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8 – Stock/Equity-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

.

(9)

Amounts reflect (i) $7,462, $8,700, and $8,700 in matching 401(k) contributions made by us to the 401(k) accounts of Messrs. Reali, Anglum, and Nosenzo, respectively, (ii) additional fixed non-elective contributions of $13,050 made by us to the 401(k) accounts of each of our named executive officers, (iii) $10 paid to Mr. Reali in consideration for the forfeiture of his option to purchase equity interests of BV LLC, as described below under “—Equity-Based Compensation”, (iv) a true-up of $1,238 paid by us to the 401(k) account of Mr. Reali, (v) reimbursement of cellular telephone expenses to Messrs. Reali, Anglum, and Nosenzo equal to $1,584, $1,440, and $1,584, respectively, (vi) life insurance premiums paid for Messrs. Reali, Anglum, and Nosenzo equal to $936, $796, and $936, respectively, and (vii) sporting event tickets valued at $2,505 provided to each of Messrs. Reali and Anglum.

(10)

Amounts reflect (i) $8,550, $8,550, and $8,550 in matching 401(k) contributions made by us to the 401(k) accounts of Messrs. Reali, Anglum, and Nosenzo, respectively, (ii) additional fixed non-elective contributions of $1,064, $12,402, and $12,825 made by us to the 401(k) accounts of Messrs. Reali, Anglum, and Nosenzo, respectively, (iii) reimbursement of cellular telephone expenses to Messrs. Reali, Anglum, and Nosenzo equal to $1,056, $1440, and $1,584, respectively, and (iv) relocation allowance of $250,000 and tax gross up of $17,048 to Mr. Reali.

Narrative to Summary Compensation Table

2021 Salaries

The named executive officers were entitled to receive a base salary in 2021 to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role and responsibilities. The annual base salaries payable to Messrs. Reali, Anglum, and Nosenzo as of December 31, 2021, were $700,000, $430,000, and $539,189, respectively, which were increased for Messrs. Reali and Anglum from $615,000 and $389,881, respectively, in connection with our IPO and which was increased for Mr. Nosenzo from $518,451 as of March 28, 2021.

2021 Incentive Bonuses

With respect to their services in 2021, Messrs. Reali and Anglum were eligible to earn an annual performance-based cash bonus pursuant to the 2021 Executive Annual Incentive Plan – Non Commercial, or the Non Commercial AIP, and Mr. Nosenzo was eligible to earn an annual performance-based cash bonus pursuant to the 2021 Executive Annual Incentive Plan – Chief Commercial Officer, or the Commercial AIP. Bonuses earned by our named executive officers under both the Non Commercial AIP and Commercial AIP were based upon weighted minimum, target and maximum achievement of both business and personal performance measures. The Non Commercial AIP and the Commercial AIP objective business measures in 2021 were (1) Global Revenue, and (2) Adjusted Global EBITDA. The personal performance standards were based on the named executive officers’ performance ratings.

Mr. Reali’s target incentive for 2021 was 100% of his eligible earnings (as defined under the applicable AIP), Mr. Anglum’s was 50% of his eligible earnings, and Mr. Nosenzo’s was 75% of his eligible earnings.

Objective business measures and personal performance were weighted as 70% and 30%, respectively, of the annual bonuses under the Non Commercial AIP and as 75% and 25%, respectively, of the annual bonuses under the Commercial AIP. Possible payouts for the objective business measures under the Non Commercial AIP and the Commercial AIP ranged from 50% for minimum achievement, 100% for target achievement, to 200% for maximum achievement, which amounts shall correspond to 95%, 100%, and 105% achievement of the applicable objective business measure target, respectively. The personal performance component of the award amount ranged from a 50% for minimum achievement, 100% for target achievement, to 200% for maximum achievement.

For 2021, the achievement percentage for the objective business measures for each of our named executive officers was determined to be 163.7% for Global Revenue and 102.5% for Adjusted Global EBITDA. The achievement percentage for the personal performance component was determined to be 200% for Messrs. Reali and Nosenzo and 100% for Mr. Anglum.

Equity-Based Compensation

Prior to our IPO, we maintained the Bioventus Phantom Profits Interest Plan, which was renamed the Bioventus Stock Plan on June 1, 2020, and which we called the Phantom Plan, pursuant to which we granted time-vesting phantom plan units (Time Phantom Units) and performance-vesting phantom plan units (Performance Phantom Units). The Time Phantom Units generally vested ratably over five years (20% on the first anniversary of the date of grant and 5% quarterly thereafter) and entitled the holder to a cash payment, in an amount determined by reference to the value of our Profits Interest Units, with respect to any vested Time Phantom Units upon the earlier of a termination from service or certain distribution events with respect to the

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Company’s profits interest units. In the event of a qualifying distribution event prior to a termination, all Time Phantom Units fully vest. Generally, Performance Phantom Units were scheduled to vest on June 1, 2021, subject to the achievement of 2020 corporate revenue goals, but could also become vested in whole or in part in the board of managers’ discretion in the event such revenue goals were not satisfied. In connection with our IPO, on February 11, 2021, we terminated the Phantom Plan and there will be no further awards made under the Phantom Plan. All awards under the Phantom Plan were settled 12 months following the termination. In connection with the Phantom Plan termination, Bioventus Inc. assumed the obligations of BV LLC and Phantom Plan awards were paid in the form of shares of Class A common stock (or, in the case of former employees whose employment terminated prior to the offering and who held vested Phantom Plan awards as of 12 months following the termination of the Phantom Plan, in the form of cash). The number of shares of Class A common stock received by each participant, including our named executive officers, was determined by dividing (A) the value of the participant’s vested Phantom Units (after giving effect to any accelerations in vesting in connection with our IPO, as described below) as of February 11, 2021 by (B) the $13.00 IPO price of our Class A common stock (with any terminated employees holding vested Phantom Plan awards receiving the cash value of such shares determined as of the date of the IPO). To the extent that a Time Phantom Unit was not otherwise vested as of the date the Phantom Plan was terminated, settlement with respect to such Time Phantom Unit was subject to the holder’s continued employment with us through the applicable vesting date or the twelve month anniversary of plan termination, if earlier. As a result of the $13.00 IPO price of our Class A common stock, the Time Phantom Units held by Mr. Reali and all of the Performance Phantom Units had no value as the IPO date and were forfeited. Each of our named executive officers held Phantom Plan awards as of December 31, 2021 as set forth below in “—Outstanding Equity Awards at Fiscal-Year End.”

On July 30, 2020, Mr. Reali was granted an option to purchase up to 5,935 equity interests of BV LLC at a per unit price of $42.12 at any time prior to July 30, 2021 (or the termination of his service, if earlier), but Mr. Reali forfeited this option on February 3, 2021. Mr. Reali was paid $10 in consideration for this forfeiture.

2021 Incentive Plan

In connection with our IPO, our Board adopted (and our stockholders approved) the 2021 Incentive Award Plan (2021 Incentive Plan), in order to facilitate the grant of cash and equity incentives to our non-employee directors, employees (including our named executive officers) and consultants and employees and consultants of our subsidiaries and to enable our Company and our subsidiaries to obtain and retain the services of these individuals, which is essential to our long-term success. During 2021, Messrs. Reali, Anglum, and Nosenzo received 2,503,800, 336,000, and 164,500 options under the 2021 Incentive Plan, respectively, and Messrs. Anglum and Nosenzo received 101,276 and 107,995 restricted stock units under the 2021 Incentive Plan, respectively.

2021 ESPP

In connection with our IPO, we adopted a 2021 Employee Stock Purchase Plan, or the 2021 ESPP, in which all of our employees, including our named executive officers, who satisfy certain eligibility requirements may participate. The 2021 ESPP is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the 2021 ESPP. Specifically, the 2021 ESPP authorizes (1) the grant of options to employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code, and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees who are not eligible to benefit from favorable U.S. federal tax treatment and, to the extent applicable, to provide flexibility to comply with non-U.S. laws and other considerations. As of December 31, 2021, three offering periods had occurred under the 2021 ESPP.

Executive Compensation Arrangements

Employment Letters

In connection with our IPO, we entered into new employment agreements with Messrs. Reali, Anglum, and Nosenzo, which were in effect as of December 31, 2021 (as further described below under “—Severance”). Pursuant to their respective employment letters, Mr. Reali serves as the Chief Executive Officer, Mr. Anglum served as the Chief Financial Officer, and Mr. Nosenzo serves as the Chief Commercial Officer. Mr. Reali also serves as a member of our board of directors.

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Severance

In connection with our IPO, we entered into new employment agreements with each of our named executive officers that became effective February 11, 2021 and superseded their previous severance arrangements. Under these new employment agreements, upon a termination without cause or resignation by the named executive officer with good reason, each of our named executive officers are entitled to (i) twelve months’ base salary (eighteen months in the case of Mr. Reali), payable in equal installments over the twelve month period (eighteen month period in the case of Mr. Reali) following such termination, (ii) 100% of target annual cash incentive (150% in the case of Mr. Reali), payable in equal installments over the twelve month period (eighteen month period in the case of Mr. Reali) following such termination, and (iii) payment of COBRA premiums for the first twelve months of coverage following termination of employment (eighteen months in the case of Mr. Reali). Additionally, upon a termination without cause or resignation by the named executive officer with good reason within the 24 month period following a change in control, each of our named executive officers are entitled to (i) eighteen months’ base salary (twenty-four months in the case of Mr. Reali), payable in a lump sum within 60 days following such termination, (ii) 150% of target annual cash incentive (200% in the case of Mr. Reali), payable in a lump sum within 60 days following such termination, (iii) a lump sum payment equal to eighteen months (twenty-four months in the case of Mr. Reali) of COBRA premiums within 60 days following such termination, and (iv) full vesting acceleration of all equity awards. These severance payments will be conditioned upon execution and delivery of a release and compliance with the restrictive covenants described below in “—Restrictive Covenants.”

Restrictive Covenants

In connection with our IPO, we entered into new post-employment restrictive covenants with our named executive officers, effective as of the date of our IPO, including twelve-month (and eighteen months in the case of Mr. Reali) noncompetition and non-solicitation obligations (increased to eighteen-months (and twenty-four months in the case of Mr. Reali) in the event a named executive officer receives change in control severance, as described above) and perpetual confidentiality and non-disparagement obligations.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan, or the 401(k) plan, in which all of our employees, including our named executive officers, who satisfy certain eligibility requirements may participate. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax and post-tax basis through contributions to the 401(k) plan. Under the terms of the 401(k) plan, we currently make non-discretionary matching contributions equal to 100% of the first four percent and 50% of the next two percent of the employee’s eligible compensation. Further, our board of directors has discretion under the 401(k) plan to provide for (i) annual discretionary matching contributions based on eligible compensation contributed by each employee and (ii) discretionary non-elective contributions in an amount determined by the board at year end, subject to continued employment through year end. We believe that providing a vehicle for tax-deferred retirement savings though the 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We anticipate that our employees will continue to be eligible to participate in a 401(k) plan maintained by us.

Employee Benefits

All of our full-time employees and working partners, including our named executive officers, are eligible to participate in health and welfare plans maintained by us, including:

•	medical, dental and vision benefits;

•	medical flexible spending accounts and health savings account;

•	short-term and long-term disability insurance;

•	basic life and accidental death & dismemberment insurance; and

•	group accident, critical illness and hospital indemnity plans.

Our named executive officers participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our named executive officers. We reimburse our named executive officers for the full cost of their personal cellular phones. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

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Section 280G

The new employment agreements we entered into with our named executive officers in connection with our IPO provide that, in the case of their receipt of any payments in connection with a change in control (as defined in the employment letter or agreement), or that would otherwise be considered an “excess parachute payment” within the meaning of Section 280G of the Code, such payments will be reduced to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code if the named executive officer would be better off on a net after-tax basis with such reduction.

Retention Plan

On April 13, 2020, we initiated a retention plan with Mr. Nosenzo for an aggregate amount of $520,000 less applicable taxes. One payments of $260,000 was paid on May 4, 2021 and the remaining payment of $260,000 will be paid on May 4, 2022, subject to Mr. Nosenzo’s continued service through each such date; provided that if Mr. Nosenzo’s employment is terminated for a reason that would qualify Mr. Nosenzo for severance benefits under his offer letter after the May 4, 2021 payment date but before the May 4, 2022 payment date he will receive $260,000 in a lump sum within 60 days following the termination date. Any such payments are in addition to any severance benefits under Mr. Nosenzo’s offer letter.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of option awards and profits interest units (including the number of profits interest units underlying Phantom Units) for our named executive officers as of December 31, 2021. For additional information about the outstanding equity awards granted to our named executive officers, please see the section titled “—Equity-based compensation” above.

			Option Awards(5)				Stock Awards

Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of profits interest units that have not vested (#)		Market Value of shares or units that that have not vested ($)

Kenneth Reali	2/11/2021	(6)	—	618,450	13.00	2/11/2031	—		$—

	2/11/2021	(7)	—	1,855,350	13.00	7/30/2031	—		—

	4/1/2021	(7)	—	30,000	15.23	4/1/2031	—		—

Gregory O. Anglum	5/1/2017	(1)	—	—	—		9,500	(4)	54,626	(2)

	2/11/2021	(8)	—	—	—		4,400		63,756	(9)

	2/11/2021	(7)	—	326,900	13.00	2/11/2031	—		—

	4/1/2021	(8)	—	—	—		96,876		1,403,733	(9)

	4/1/2021	(7)	—	9,100	15.23	4/1/2031	—		—

John E. Nosenzo	2/6/2017	(1)	—	—	—		6,250	(5)	38,334	(2)

	2/11/2021	(8)	—	—	—		1,470		21,300	(9)

	2/11/2021	(7)	—	164,500	13.00	2/11/2031	—		—

	4/1/2021	(8)	—	—	—		106,485		1,542,968	(9)

(1)

These rows show the number of profits interest units held by our named executive officers that have not vested. Phantom Units generally represent the right to receive cash amounts from us based on the distributions that would be made to an equivalent number of profits interests with an equivalent benchmark amount. The benchmark amounts represent the cumulative distributions that must be made by us pursuant to the Bioventus LLC Agreement before a grantee is entitled to receive any distributions or payments in respect of such grantee’s units. The benchmark amount for Mr. Anglum’s 2016 grant of Phantom Units is $472,003,000, for Messrs. Nosenzo and Anglum’s 2017 grant is $510,000,000, for Messrs. Anglum and Nosenzo’s 2018 grant is $703,691,178, and for Mr. Reali’s 2020 grant is $840,849,878. The Phantom Units do not have an expiration date.

(2)

Amounts are calculated based on multiplying (i) a number of shares equal to the quotient of (A) the value of the participant’s vested Phantom Units (after giving effect to any accelerations in vesting in connection with our IPO, as described above) as of February 11, 2021, divided by (B) the $13.00 IPO price of our Class A common stock (with any terminated employees holding vested Phantom Plan awards receiving the cash value of such shares determined as of the date of the IPO), by (ii) the per share closing price of our common stock on December 31, 2021, which was $14.49.

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(3)	Mr. Reali was granted 417,804 Phantom Units on June 25, 2020; 20% of such grant will vest on April 13, 2021 and 5% will vest each quarter thereafter.

(4)	Mr. Anglum was granted 95,000 Phantom Units on May 1, 2017; 20% of these Phantom Units vested on the first anniversary of the grant date and 5% vests each quarter thereafter.

(5)	Mr. Nosenzo was granted 125,000 Phantom Units on February 6, 2017; 20% of these Phantom Units vested on February 6, 2018 and 5% vests each quarter thereafter.

(6)	This row reflects stock options granted under the 2021 Incentive Plan, which vest in two equal annual installments on the first two anniversaries of the date of grant.

(7)	These rows reflect stock options granted under the 2021 Incentive Plan, which vest in four equal annual installments on the first four anniversaries of the date of grant.

(8)	These rows reflect restricted stock units granted under the 2021 Incentive Plan, which vest in full on the one-year anniversary of the grant date.

(9)	Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2021, which was $14.49.

Director Compensation

The following table sets forth information concerning the compensation of the current members of our board of directors for the year ended 2021.

Name	Stock Awards ($)(1)	Fees Earned or Paid in Cash ($)(2)	Total ($)

William A. Hawkins	793,427	112,153	905,580

Susan M. Stalnecker	473,626	78,861	552,487

Guy P. Nohra	158,121	66,458	224,579

Martin P. Sutter	158,121	57,597	215,718

David J. Parker(3)	158,121	55,885	214,006

Guido J. Neels	158,121	55,382	213,503

Mary Kay Ladone(4)	87,856	33,632	121,488

Stavros Vizirgianakis(5)	43,715	9,117	52,832

Patrick Beyer(5)	43,715	11,304	55,019

Philip Cowdy(6)	—	—	—

Bradley Cannon(7)	—	—	—

(1)

Amounts reflect the aggregate grant-date fair value of the restricted stock unit awards granted during 2021 computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 8 – Stock/Equity-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(2)

Amounts reflect (i) $54,431 in annual retainer fees received by Mr. Hawkins for his service as a member of the board and additional annual retainer fees of $48,861 and $8,861 for his service as Chairman of the board and chairman of the Compliance, Ethics and Culture Committee, respectively; (ii) $54,431 in annual retainer fees received by Ms. Stalnecker for her service as a member of the board and additional annual retainer fees of $18,861 and $5,569 for her service as chair of the Audit and Risk Committee and a member of the Compliance, Ethics and Culture Committee, respectively; (iii) $48,736 in annual retainer fees received by Mr. Nohra for his service as a member of the board and additional annual retainer fee of $13,292 and $4,430 for his service as the chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, respectively; (iv) $48,736 in annual retainer fees received by Mr. Sutter for his service as a member of the board and an additional annual retainer fee of $8,861 for his service as chairman of the Nominating and Corporate Governance Committee; (v) $48,736 in annual retainer fees received by Mr. Parker for his service as a member of the board and an additional annual retainer fee of $7,149 for his service as a member of the Audit and Risk Committee; (vi) $48,736 in annual retainer fees received by Mr. Neels for his service as a member of the board and an additional annual retainer fee of $6,646 for his service as a member of the Compensation Committee; (vii) $25,514 in annual retainer fees received by Ms. Ladone for her service as a member of the board and additional annual retainer fees of $4,639 and $3,479 for her service as a member of the Audit and Risk Committee and a member of the Compensation Committee, respectively; (viii) $9,117 in annual retainer fees received by Mr. Vizirgianakis for his service as a member of the board; and (ix) $9,565 in annual retainer fees received by Mr. Beyer for his service as a member of the board and an additional annual retainer fee of $1,739 for his service as a member of the Audit and Risk Committee.

(3)	Mr. Parker resigned from the Audit Committee effective as of October 29, 2021 and resigned from the board effective as of December 31, 2021.

(4)	Ms. Ladone became a member of the board effective as of July 15, 2021.

(5)	Messrs. Vizirgianakis and Beyer became members of the board effective as of October 29, 2021.

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(6)	Mr. Cowdy is an employee of Smith & Nephew and, as a result, does not receive compensation for his service on our board.

(7)	Mr. Cannon resigned from the board effective as of the date of our IPO. Mr. Cannon did not receive compensation for his service on the board prior to his resignation.

As of December 31, 2021, each of our non-employee directors held the number of stock awards set forth in the following table.

Name	Stock Awards (#)

William A. Hawkins(1)	54,073

Susan M. Stalnecker(2)	32,416

Guy P. Nohra(3)	11,700

Martin P. Sutter(3)	11,700

David J. Parker(3)(6)	11,700

Guido J. Neels(3)	11,700

Mary Kay Ladone(4)	5,440

Stavros Vizirgianakis(5)	2,895

Patrick Beyer(5)	2,895

(1)

Amount consists of 13,500 restricted stock units granted on February 11, 2021 and 40,573 restricted stock units granted on April 1, 2021, in each case under the 2021 Incentive Plan, all of which vest in full on the one year anniversary of the date of grant, subject to Mr. Hawkins’ continued service through each applicable vesting date.

(2)

Amount consists of 9,000 restricted stock units granted on February 11, 2021 and 23,416 restricted stock units granted on April 1, 2021, in each case under the 2021 Incentive Plan, all of which vest in full on the one year anniversary of the date of grant, subject to Ms. Stalnecker’s continued service through each applicable vesting date.

(3)

Amounts consist of 9,000 restricted stock units granted on February 11, 2021 and 2,700 restricted stock units granted on April 1, 2021, in each case under the 2021 Incentive Plan, all of which vest in full on the one year anniversary of the date of grant, subject to the board member’s continued service through each applicable vesting date.

(4)

Amount reflects 5,440 restricted stock units granted on July 15, 2021 under the 2021 Incentive Plan, all of which vest in full on the one year anniversary of the date of grant, subject to Ms. Ladone’s continued service through such vesting date.

(5)

Amounts reflect 2,895 restricted stock units granted on October 29, 2021 under the 2021 Incentive Plan, all of which vest in full on the one year anniversary of the date of grant, subject to the board member’s continued service through such vesting date.

(6)	Mr. Parker’s restricted stock units were forfeited following his resignation from the board, effective as of December 31, 2021.

Additionally, as of December 31, 2021, Mr. Hawkins held 50,000 Phantom Units, 100% of which were vested. The benchmark amount for Mr. Hawkins’s grant of Phantom Units is $472,003,000.

Non-Employee Director Compensation Policy

Our non-employee director compensation policy, which became effective February 11, 2021, provides that each non-employee director receives an annual cash retainer of $55,000. In addition, (i) the Chairperson of the Board shall receive an additional annual retainer of $50,000, (ii) the Lead Director of the Board shall receive an additional annual retainer of $30,000, (iii) the Chairpersons of the Audit and Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Compliance, Ethics and Culture Committee shall receive additional annual retainers of $20,000, $15,000, $10,000 and $10,000, respectively, and (iv) non-Chairperson members of the Audit and Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Compliance, Ethics and Culture Committee shall receive additional annual retainers of $10,000, $7,500, $5,000 and $5,000, respectively. In addition, each such non-employee director receives an annual RSU award with a grant date value of $152,000, with all such annual RSU awards (other than those received in respect of a non-employee director’s initial year of service, as described below) vesting on the first anniversary of the grant date of the award (or immediately prior to the date of the annual shareholder meeting immediately following the date of grant, if sooner), subject to such non-employee director continuing in service through such date. RSU awards for each non-employee director’s initial year of service shall vest in three equal installments, with the first installment vesting on the first anniversary of the grant date of such initial award (or immediately prior to the date of the annual shareholder meeting immediately following the date of grant, if sooner) and the second and third installments vesting on the first and second anniversaries of such first vesting date, subject to such non-employee director continuing in service through each such date (and any such nonemployee director who

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commences service on a date other than the date of the annual shareholder meeting receives a pro-rata restricted stock unit award for such initial year of service). In addition, in connection with our IPO, each non-employee director received a RSU award with a grant date value of $152,000 that vests on the first anniversary of the grant date of the award. Each RSU award awarded under the policy accelerates and vests in full upon a change in control (as defined in the 2021 Incentive Plan). In addition, each non-employee director is reimbursed for out-of-pocket expenses in connection with his or her services.

Prior to our IPO, we agreed, pursuant to an offer letter, effective January 1, 2016, to (1) pay Mr. Hawkins an annual retainer fee of $40,000 for his service as a member of the board and $50,000 for his service as chairman of the board, each payable in quarterly installments in arrears and pro-rated for any partial period of service and (2) award Mr. Hawkins a one-time grant of 50,000 Phantom Units under the Phantom Plan. We also agreed, pursuant to an offer letter, to (1) pay Ms. Stalnecker an annual retainer fee of $50,000 for her service as a member of the board and $10,000 for her participation in the Audit and Risk Committee, each payable in quarterly installments in arrears and pro-rated for any partial period of service and (2) award Ms. Stalnecker 50,000 Phantom Units under the Phantom Plan. These offer letters were superseded as of February 11, 2021, the date our non-employee director compensation policy become effective.

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Security Ownership of Certain Beneficial Owner and Management

The following table presents information as to the beneficial ownership of our Class A common stock and Class B Common Stock, as of April 22, 2022 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

Smith & Nephew Inc. (the “Continuing LLC Owner”) is entitled to have its LLC Interests (as defined below) redeemed for Class A common stock on a one-for-one basis, or, if we and the Continuing LLC Owner agree, a cash payment equal to the market value of the applicable number of our shares of Class A common stock. In addition, at Bioventus’s election, Bioventus may effect a direct exchange of such Class A common stock or such cash (if mutually agreed) for such LLC Interests in lieu of such a redemption. In connection with our IPO, we issued to the Continuing LLC Owner one share of Class B common stock for each LLC Interest it owns. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests the Continuing LLC Owner owns.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Bioventus Inc., 4721 Emperor Boulevard, Suite 100, Durham, NC 27703. Each of

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)

Name of Beneficial Owner	Number	%	Number	%	%

5% Stockholders

EW Healthcare Partners(2)	13,021,324	21.3%	—	—	16.9%

Smith & Nephew(3)	6,229,991	10.2%	15,786,737	100%	28.6%

Spindletop Healthcare Capital L.P.(4)	3,906,395	6.4%	—	—	5.1%

Ampersand Capital(5)	3,255,332	5.3%	—	—	4.2%

Named Executive Officers and Directors

Kenneth M. Reali(6)	791,738	1.3%	—	—	1.0%

Gregory O. Anglum(7)	237,843	*	—	—	*

John E. Nosenzo(8)	193,581	*	—	—	*

William A. Hawkins(9)	92,361	*	—	—	*

Patrick Beyer(10)	34,906	*	—	—	*

Philip G. Cowdy	—	—	—	—	—

Mary Kay Ladone	—	—	—	—	—

Guido J. Neels(11)	11,700	*	—	—	*

Guy P. Nohra(12)	11,700	*	—	—	*

Michelle McMurry-Heath	—	—	—	—	—

Martin P. Sutter(13)	11,700	*	—	—	*

Susan M. Stalnecker(14)	32,416	*	—	—	*

Stavros G. Vizirgianakis(15)	3,566,303	5.8%	—	—	4.6%

All directors and executive officers as a group (13 persons)(16)	5,115,817	8.1%	—	—	6.7%

*	Represents beneficial ownership of less than 1%.

1.

Represents the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock deemed to be beneficially owned. Represents percentage of voting power of the Class A common stock and Class B common stock of Bioventus voting together as a single class.

2.

Based on a Schedule 13G filed with the SEC on January 31, 2022. Represents 12,096,702 shares held by EW Healthcare Partners Acquisition Fund, L.P. (the “Essex Stockholder”) and 924,622 shares held by White Pine Medical, LLC, a subsidiary of the Essex Stockholder (“White Pine”). EW Healthcare Partners Acquisition Fund GP, L.P., a Delaware limited partnership (the “Partnership”), and EW Healthcare Partners Acquisition Fund UGP, LLC, a Delaware limited liability company (the “General Partner”), has sole voting and dispositive power with respect to 13,021,324 shares of Class A common stock. Each of Martin P. Sutter, Petri Vainio, Ron Eastman, and Scott Barry has shared voting and dispositive power with respect to 13,021,324 shares of Class A common stock. The address of the Essex Stockholder and White Pine is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

3.

Based on a Schedule 13G filed with the SEC on February 7, 2022. Represents 6,229,991 shares of Class A common stock held by Smith & Nephew USD Limited (“SNUSD”) and 15,786,737 shares of Class B common stock held by Smith & Nephew, Inc. (“SNI”). Smith & Nephew plc (“S&N”) is the parent entity of SNUSD and SNUSD is the parent entity of SNI. SNI also holds 15,786,737 common units of Bioventus LLC which are redeemable for shares of Class A common stock. Upon any such redemption and issuance, a corresponding number of shares of Class B common stock would be cancelled. Each of the foregoing reporting persons reports shared voting and dispositive power with respect to the shares they report as beneficially owned. The address of S&N and SNUSD is Building 5, Croxley Park, Hatters Lane, Watford, Hertfordshire, WD18 8YE, UK. The address of Smith & Nephew, Inc. is 1450 E. Brooks Road, Memphis, Tennessee 38116.

4.

Based on a Schedule 13G filed with the SEC on February 10, 2022. Represents 3,906,395 shares of Class A common stock held of record by Spindletop Healthcare Capital L.P. Mr. Melrose is the manager of Spindletop GP Management, LLC, which is the general partner of Spindletop Capital GP, L.P., which is the general partner of Spindletop Healthcare Capital L.P. The foregoing reporting persons have shared voting and dispositive power with respect to such shares. The address of the foregoing reporting persons is 3571 Far West Blvd., PMB #108, Austin, Texas 78731.

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5.

Based on a Schedule 13G filed with the SEC on February 11, 2022. Represents 3,255,332 shares of Class A common stock held by AMP-CF Holdings, LLC (“Investor”). Ampersand CF Limited Partnership (“AMP-CF LP”) and Ampersand 2020 Limited Partnership (“AMP-20 LP”) are the sole members and Managers of the Investor. AMP-CF Management Company Limited Partnership (“AMP-CF MCLP”) is the general partner of AMP-CF LP; AMP-CF MC LLC (“AMP-CF MCLLC”) is the general partner of AMP-CF MCLP; and Herbert H. Hooper is the Managing Member of AMP-CF MCLLC. AMP-20 Management Company Limited Partnership (“AMP-20 MCLP”) is the general partner of AMP-20 LP; AMP-20 MC LLC (“AMP-20 MCLLC”) is the general partner of AMP-20 MCLP; and Herbert H. Hooper is the Managing Member of AMP-20 MCLLC. All of the foregoing reporting persons has sole voting and dispositive power with respect to such shares. The address of the Investor, AMP-CF LP, AMP-20 LP, AMP-CF MCLP, AMP-CF MCLLC, AMP-20 MCLP and AMP-20 MCLLC is c/o Ampersand Capital Partners, 55 William Street, Suite 240, Wellesley, Massachusetts 02481.

6.

Consists of 11,175 shares of Class A common stock and 780,563 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022.

7.

Consists of 153,843 shares of Class A common stock and 84,000 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022.

8.

Consists of 152,456 shares of Class A common stock and 41,125 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022.

9.	Consists of 92,361 shares of Class A common stock.

10.	Consists of 34,906 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022.

11.	Consists of 11,700 shares of Class A common stock.

12.	Consists of 11,700 shares of Class A common stock.

13.	Consists of 11,700 shares of Class A common stock.

14.	Consists of 32,416 shares of Class A common stock.

15.

Consists of 785,380 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022 and 2,780,923 shares of Class A common stock.

16.

Consists of 3,345,906 shares of Class A common stock and 1,769,911 shares of Class A common stock issuable upon the exercise of options that either are vested or that may vest within 60 days of April 22, 2022.

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Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Party Transaction Policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were (or any of our subsidiaries) are to be a participant, where the amount involved exceeds $120,000 since the beginning of the prior fiscal year and a related person had, has or will have a direct or indirect material interest.

Under the policy, our legal team is primarily responsible for developing and implementing procedures to obtain information regarding related persons and with respect to potential related person transactions, and then determining, based on the facts and circumstances, whether such transactions constitute related person transactions subject to the policy. Our General Counsel is then required to present to the Audit and Risk Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit and Risk Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

If advance Audit and Risk Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit and Risk Committee, subject to ratification of the transaction by the Audit and Risk Committee at such committee’s next regularly scheduled meeting. Management is responsible for updating the Audit and Risk Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all then current related person transactions at a regularly scheduled meeting of the Audit and Risk Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.

Since January 1, 2021, we engaged in certain transactions for which the amount involved exceeds $120,000 with our directors, executive officers or beneficial holders of more than 5% of our Class A common stock, or immediate family member thereof. The following are summaries of certain provisions of our agreements with related persons and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) are included as exhibits to our Annual Report on Form 10-K, and are available electronically on the website of the SEC at www.sec.gov.

Our IPO and Transactions

In connection with the IPO, we engaged in certain transactions with certain of our directors, executive officers and other persons and entities that are or became holders of 5% or more of our voting securities upon the consummation of the IPO and including, without limitation (a) the amendment and restatement of the limited liability company agreement of BV LLC (the “Bioventus LLC Agreement”) entered into by us and Smith & Nephew Inc. (the “Continuing LLC Owner”) to, among other things, (i) provide for a new single class of common membership interests in BV LLC (the “LLC Interests”), (ii) exchange all of the then existing membership interests of the holders of BV LLC membership interests (the “Original LLC Owners”) for LLC Interests and (iii) appoint Bioventus Inc. as the sole managing member of BV LLC; (b) the acquisition, by various mergers, of certain members of BV LLC prior to the IPO (the “Former LLC Owners”) for which we issued 31,838,589 shares of Class A common stock as merger consideration (the “IPO Merger”); (c) entry into a tax receivable agreement (the “TRA”) with the Continuing LLC Owner, the Stockholders Agreement and a registration rights agreement with the Original LLC Owners (the “Registration Rights Agreement”) and (d) the satisfaction of a $3.3 million cash entitlement of the Continuing LLC Owner, in respect of an equity participation right unit held by the Continuing LLC Owner.

The IPO Merger involved the exchange of the indirect ownership interest in LLC Interests held by Former LLC Owners and occurred as a result of various mergers, whereby, in each case, a newly formed subsidiary of Bioventus merged into an entity

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that holds LLC Interests (and of which the Former LLC Owners were owners) with each entity becoming a wholly owned subsidiary of Bioventus and the Former LLC Owners receiving Class A common stock. Each Former LLC Owner and/or one or more its affiliates has agreed, pursuant to their respective merger agreement, to indemnify us against all historic liabilities of the entity transferred in the applicable merger. Subsequent to these mergers, each such entity merged into Bioventus resulting in Bioventus owning directly the LLC Interests exchanged by the Former LLC Owners pursuant to the initial mergers. In connection with the IPO Merger, the aggregate fair value of the Class A common stock transferred to certain of the Former LLC Owners, including EW Healthcare Partners, Smith & Nephew (Europe) B.V., Spindletop Healthcare Capital L.P., Ampersand Capital, Pantheon Global Co-Investment Opportunities Fund L.P. and Alta Partners VIII, L.P., each beneficially owing 5% or more of our Class A common stock, was approximately $413.9 million.

Tax Receivable Agreement

We expect to obtain an increase in our share of the tax basis of the assets of BV LLC when the Continuing LLC Owner receives shares of our Class A common stock or, if we and the Continuing LLC Owner agree, cash in connection with an exercise of the Continuing LLC Owner’s right to have its LLC Interests redeemed by BV LLC or, at our election, directly exchanged (such basis increases, together with the basis increases resulting from certain distributions (or deemed distributions) from BV LLC, the “Basis Adjustments”). We intend to treat such redemptions or exchanges of LLC Interests as the direct purchase of LLC Interests by us from the Continuing LLC Owner for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Interests are surrendered by the Continuing LLC Owner to BV LLC for redemption or sold to us upon the exercise of our election to acquire such LLC Interests directly. A Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

We entered into the TRA with the Continuing LLC Owner. The TRA provides for our payment to the Continuing LLC Owner of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of any Basis Adjustments and certain other tax benefits arising from payments under the TRA. BV LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Interests for shares of our Class A common stock or cash occurs. These TRA payments are not conditioned upon any continued ownership interest in either BV LLC or us by the Continuing LLC Owner. The rights of the Continuing LLC Owner under the TRA are assignable to transferees of its LLC Interests (other than us as transferee pursuant to subsequent redemptions or exchanges of the transferred LLC Interests). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the Continuing LLC Owner under the TRA, will vary depending on a number of factors, including:

•

the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of BV LLC at the time of each redemption or exchange;

•

the price of shares of our Class A common stock at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange;

•	the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and

•

the amount and timing of our income—the TRA generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. Except as discussed below in cases of (i) a material breach of a material obligation under the TRA, (ii) a change of control or (iii) an early termination of the TRA, if we do not have taxable income, it will generally not be required to make payments under the TRA for that taxable year because no tax benefits will have been realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year may generate tax attributes that may be utilized to generate tax benefits in future taxable years. The utilization of any such tax attributes will result in payments under the TRA.

For purposes of the TRA, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that it would have been required to pay had there been no Basis Adjustments and had the TRA not been entered into. The TRA generally applies to each of our taxable years, beginning with the first taxable year ending after the

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consummation of the offering. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the Continuing LLC Owner an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).

The payment obligations under the TRA are our obligation and not BV LLC’s. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments that we may be required to make to the Continuing LLC Owner could be significant. Any payments made by us to the Continuing LLC Owner under the TRA generally reduces the amount of overall cash flow that might have otherwise been available to us or to BV LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts generally are deferred and accrue interest until paid by us.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the Continuing LLC Owner under the TRA. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment generally accelerate payments under the TRA and increase the present value of such payments.

The TRA provides that if (i) we materially breach any of our material obligations under the TRA, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, on or before December 31, 2021 or (iii) we elect an early termination of the TRA, then our obligations, or our successor’s obligations, under the TRA would be based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA. The TRA also provides that in the case of certain mergers, asset sales, other forms of business combination or other changes of control occurring on or after December 31, 2021, payments under the TRA would be based on certain assumptions, including an assumption that in each taxable year ending on or after the change of control, we would have taxable income equal to the greater of (A) actual taxable income for such taxable year and (B) the product of (x) four and (y) the highest taxable income in any of the four fiscal quarters ended prior to the change in control (increased by 10% for each taxable year beginning with the second taxable year following the change in control), in each case, as adjusted to take into account our actual percentage ownership in BV LLC for the taxable year for which the tax benefit payment is being determined.

As a result of the foregoing, (i) we could be required to make cash payments to the Continuing LLC Owner that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA, and (ii) if we materially breach any of our material obligations under the TRA or if we elected to terminate the TRA early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the TRA. We anticipate funding ordinary course payments under the TRA from distributions from BV LLC out of distributable cash, to the extent permitted by our agreements governing our indebtedness.

Payments under the TRA are based on the tax reporting positions that we determine. Pursuant to the TRA, the Continuing LLC Owner is required to reimburse us for cash payments previously made to it pursuant to the TRA if any tax benefits actually realized by us are subsequently challenged by a taxing authority and ultimately disallowed. In addition, but without duplication of any amounts previously reimbursed by the Continuing LLC Owner, any excess cash payments made by us to the Continuing LLC Owner will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, a challenge to any tax benefits actually realized by us may not arise for a number of years following the initial time of such payment and we might not determine that we have effectively made an excess cash payment to the Continuing LLC Owner for a number of years following the initial time of such payment. Moreover, there can be no assurance that any excess cash payments for which the Continuing LLC Owner has a reimbursement obligation under the TRA will be repaid to us. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings. The applicable U.S. federal income tax rules are complex and factual in nature, and we cannot assure you that the IRS or a court will not disagree with our tax reporting positions. We have full responsibility for, and sole discretion over, all of our and BV LLC’s tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation and approval rights held by the Continuing LLC Owner.

Payments are generally due under the TRA within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments begin to accrue at a rate of LIBOR

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plus 100 basis points from the due date, without extensions, of such tax return and ending on the date that such payments are required to be made under the terms of the TRA. Any late payments that may be made under the TRA continue to accrue interest at LIBOR plus 500 basis points from the due date of such payments under the TRA until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose, including as a result of restrictions on payments to our equity owners in the agreements governing our indebtedness. There have been no payments to the Continuing LLC Owner made by the Company pursuant to this agreement since January 1, 2020.

Bioventus LLC Agreement

We operate our business through BV LLC and its subsidiaries. We and the Continuing LLC Owner entered into the Bioventus LLC Agreement, which sets forth terms for the operations of BV LLC, and the rights and obligations of the holders of LLC Interests.

Appointment as Manager

Under the Bioventus LLC Agreement, we are a member and the sole manager of BV LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of BV LLC. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of BV LLC and the day-to-day management of BV LLC’s business. Pursuant to the terms of the Bioventus LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of BV LLC except by our election.

Compensation

We are not entitled to compensation for our services as manager. We are entitled to reimbursement or capital contribution credit by BV LLC for fees and expenses incurred on behalf of BV LLC, including all expenses associated with our IPO and maintaining our corporate existence.

Recapitalization.

The Bioventus LLC Agreement recapitalizes the units that were held prior to the IPO in BV LLC into a new single class of common membership units, which we refer to as the “LLC Interests.” Each LLC Interest entitles the holder to a pro rata share of the net profits and net losses and distributions of BV LLC.

Distributions

The Bioventus LLC Agreement requires “tax distributions” to be made by BV LLC to its members, as that term is defined in the agreement. Tax distributions will be made to members on a pro rata basis, including us, in an amount sufficient to allow the members, including us, to pay taxes owed in respect of income allocated by BV LLC and to allow us to meet our obligations under the TRA (as described above under the heading “Tax Receivable Agreement” above). For tax distributions made in the fiscal year ending December 31, 2021 (the 2021 fiscal year), the tax rate that we will use for purposes of determining tax distributions from BV LLC to its members will equal the combined federal, state, and local statutory tax rate applicable to us for the 2021 fiscal year, taking into account the deductibility of state and local taxes for federal purposes. For each subsequent fiscal year, the tax rate applicable to us for the 2021 fiscal year will apply with respect to tax distributions made during such fiscal year unless our Board determines otherwise. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from BV LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Bioventus LLC Agreement allows for distributions to be made by BV LLC to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect BV LLC may make distributions out of distributable cash periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the TRA, as well as to make dividend payments, if any, to the holders of our Class A common stock.

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LLC Interest Redemption Right

The Bioventus LLC Agreement provides a redemption right to the Continuing LLC Owner which entitles it to have its LLC Interests redeemed, at its election, for newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If the Continuing LLC Owner elects to receive a cash payment, we may elect to settle such redemption with Class A common stock in lieu of a cash payment, provided that if we elect to do so, the Continuing LLC Owner has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Interests to BV LLC for cancellation. The Bioventus LLC Agreement requires that we contribute cash or shares of our Class A common stock to BV LLC in exchange for an amount of newly-issued LLC Interests in BV LLC that will be issued to us equal to the number of LLC Interests redeemed from the Continuing LLC Owner. BV LLC will then distribute the cash or shares of our Class A common stock to the Continuing LLC Owner to complete the redemption. In the event of such a redemption election by the Continuing LLC Owner, we may effect a direct exchange of cash or Class A common stock for such LLC Interests in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Indemnification

The Bioventus LLC Agreement provides for indemnification of the manager, members and officers of BV LLC and their respective subsidiaries or affiliates.

Stockholders Agreement

The Former LLC Owners and Continuing Owner, which hold Class A common stock or Class B common stock representing approximately 58.3% of the combined voting power of our Class A and Class B common stock as of April 22, 2022, entered into the Stockholders Agreement with us on February 16, 2021.

Voting Agreement

Pursuant to the terms of the Stockholders Agreement, EW Healthcare Partners, Spindletop Healthcare Capital, Pantheon Global, Ampersand Capital, Alta Partners and their respective affiliates (the “Essex Members”), collectively have the right to designate up to three individuals to be included in the slate of nominees recommended by our Board. Smith & Nephew, Inc. and Smith & Nephew (Europe) B.V. (the “SN Members”), collectively have the right to designate up to two individuals to be included in the slate of nominees recommended by our Board. The number of individuals that the Essex Members and SN Members may designate decreases if they dispose of certain percentages of the shares of our Class A common stock or Class B common stock, as applicable, that they owned as of the date of the IPO. At such time as the Essex or SN Members each own less than 10% of the shares of Class A common stock and Class B common stock that they owned as of the date of the IPO, the Essex Members or SN Members, as the case may be, will no longer have designation rights under the Stockholders Agreement. Until such time, or if the Stockholders Agreement is otherwise terminated in accordance with its terms, the parties to the Stockholders Agreement agree to vote their shares of Class A common stock and Class B common stock in favor of the election of the nominees of the Essex and SN Members to our Board upon their nomination by the nominating and corporate governance committee of our Board.

Voting Group Approvals

Under the Stockholders Agreement, any increase or decrease in the size of our Board or any committee, and any amendment to our organizational documents, in each case require the approval of the Essex and SN Members, for so long as each collectively own at least 10% of the total shares of our Common Stock owned by them as of the date of our IPO as follows:

Essex Members     - Class A common stock

SN Members           - Class A and B common stock

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Registration Rights Agreement

We entered into the Registration Rights Agreement with the Original LLC Owners on February 16, 2021 in connection with our IPO. The Registration Rights Agreement provides the Original LLC Owners certain registration rights whereby, the Continuing LLC Owner can require us to register under the Securities Act shares of Class A common stock issuable to it upon, at our election, redemption or exchange of its LLC Interests, and the Former LLC Owners can require us to register under the Securities Act the shares of Class A common stock issued to them in connection with certain transactions completed in connection with the IPO. The Registration Rights Agreement provides for piggyback registration rights for the Original LLC Owners. There have been no payments made by the Company pursuant to this agreement since January 1, 2021.

Minoan Medical (Pty) Ptd.

Minoan Medical (Pty) Ptd. (“Minoan”) (formerly Applied BioSurgical) is an independent distributor of the Company’s products in South Africa. The chief executive officer and controlling stockholder of Minoan is the brother of our director, Stavros G. Vizirgianakis. Minoan became a customer of the Company in connection with the Company’s acquisition of Misonix. The Company’s sales to Minoan subsequent to the Company’s acquisition of Misonix through December 31, 2021 were $370,894.80.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers. The indemnification agreements provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. There have been no payments made by the Company pursuant to these agreements since January 1, 2021.

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Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 4721 Emperor Blvd. Ste. 100, Durham, North Carolina 27703 in writing not later than January 4, 2023.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no later than March 19, 2023 and no earlier than February 17, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 17, 2023, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2023 Annual Meeting and not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2021, other than one late Form 4 reporting one late transaction for each of Kenneth Reali, Alessandra Pavesio, Anthony D’Adamio, Gregory Anglum, John Nosenzo, Katrina Church and Stavros G. Vizirgianakis.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, Guido J. Neels, Mary Kay Ladone and Guy P. Nohra served as members of our Compensation Committee. To our knowledge, during the fiscal year ended December 31, 2021, none of the relationships required to be disclosed by the rules of the SEC existed aside from those identified herein See “Certain Relationships and Related Person Transactions” for a description of certain agreements involving EW Healthcare Partners and Alta Partners.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Bioventus with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

BIOVENTUS  •  2022 Proxy Statement    51

Bioventus’s Annual Report on Form 10-k

A copy of Bioventus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 22, 2022 without charge upon written request addressed to:

Bioventus Inc.

Attention: Secretary

4721 Emperor Blvd. Ste. 100,

Durham, North Carolina 27703

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.Bioventus.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Anthony D’Adamio

Senior Vice President, General Counsel and Secretary

Durham, North Carolina

April 29, 2022

52    2022 Proxy Statement  •  BIOVENTUS

BIOVENTUS INC.

4721 EMPEROR BOULEVARD, STE 100

DURHAM, NORTH CAROLINA 27703